Exhibit 10.2

AMENDMENT NO. 2
TO
REVOLVING CREDIT AGREEMENT

THIS AMENDMENT NO. 2 (this “Amendment”) is entered into as of April 23, 2015, by and among JOE’S JEANS SUBSIDIARY INC., a Delaware corporation (the “Administrative Borrower”), HUDSON CLOTHING, LLC, (together with the Administrative Borrower, the “Borrowers”), JOE’S JEANS INC., JOE’S JEANS RETAIL SUBSIDIARY, INC., INNOVO WEST SALES, INC., HUDSON CLOTHING HOLDINGS, INC., HC ACQUISITION HOLDINGS, INC. (collectively, the “Guarantors” and together with the Borrowers, each a “Loan Party” and collectively, “Loan Parties”), THE CIT GROUP/COMMERCIAL SERVICES, INC. (the “Administrative Agent” and “Collateral Agent”) and the other Lenders listed on the signature pages hereof.

BACKGROUND

Loan Parties, THE CIT GROUP/COMMERCIAL SERVICES, INC., as Administrative Agent, Collateral Agent and Swingline Lender and the other Lenders party thereto are parties to a Revolving Credit Agreement dated as of September 30, 2013 (as amended, amended and restated, or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Administrative Agent and Lenders provide the Borrowers and other Loan Parties with certain financial accommodations.

Loan Parties have requested that Administrative Agent and Lenders make certain amendments to the Loan Agreement, and Administrative Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Administrative Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.   Definitions.  All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

2.   Reservation of Rights.

(a)   Loan Parties acknowledge that certain Defaults and Events of Default have arisen (x) under Section 7.01(d) of the Loan Agreement due to the failure of Parent and Borrowers to (i) comply with the Fixed Charge Coverage Ratio set forth in Section 6.12(b) of the Loan Agreement for the fiscal quarters ended November 30, 2014 and February 28, 2015 and (ii) deliver the financial plan and forecast for fiscal year 2015 as required by Section 5.01(e) of the Loan Agreement, within the time period required by such Section, and (y) under Section 7.01(s) of the Loan Agreement as a result of (i) the occurrence of an event of default under the Term Loan Agreement due to the failure of Parent and the Borrowers to have, on a consolidated basis with respect to the twelve fiscal months ended September 30, 2014, EBITDA of at least $22,136,300 and (ii) other events of default occurring under the Term Loan Agreement, which were not cured or waived within the applicable grace period (all of the foregoing Defaults and Events of Default under Section 7.01(d) and Section 7.01(s) of the Loan Agreement being collectively referred to herein as, the “Existing Defaults”).  As a result of the Existing Defaults, and subject to compliance with the terms and conditions of the Loan Documents and applicable law, the Administrative Agent has the immediate right to exercise its rights and remedies under the Loan Agreement, the other Loan Documents and at law.

(b)   To the extent Administrative Agent and Lenders make any additional Loans after the date hereof, such Loans shall not constitute either a waiver of, nor agreement to forbear by Administrative Agent with respect to the Existing Defaults or any future Default or Event of Default under the Loan Agreement or the other Loan Documents, including, without limitation, the Existing Defaults.  No such additional Loans by Administrative Agent and Lenders shall, directly or indirectly, in any way whatsoever, impair, prejudice or otherwise adversely affect Administrative Agent’s or any Lender’s right at any time and from time to time to exercise any right, privilege or remedy in connection with the Loan Agreement or the other Loan Documents or amend or alter the provisions of the Loan Agreement or the other Loan Documents or constitute a course of dealing or other basis for altering any Obligation of any Loan Party or any other Person or any right, privilege or remedy of Administrative Agent under the Loan Agreement or any other Loan Documents.

(c)   Although Administrative Agent is not presently taking any immediate action with respect to the Existing Defaults other than as set forth in Section 2(e) hereof, Administrative Agent hereby reserves all its rights and remedies under the Loan Agreement, the other Loan Documents and applicable law, and its election not to exercise any additional right or remedy at the present time shall not (a) preclude Administrative Agent and Lenders from ceasing at any time to make Loans, (b) limit in any manner whatsoever any Loan Party’s obligation to comply with, and Administrative Agent’s right to insist on any Loan Party’s compliance with, each and every term of the Loan Agreement and the other Loan Documents or (c) constitute a waiver of any Event of Default or any right or remedy available to Administrative Agent under the Loan Agreement, the other Loan Documents or applicable law, and Administrative Agent hereby expressly reserves its rights with respect to the same.

(d)   No failure or delay on the part of Administrative Agent in exercising any right or remedy under the Loan Agreement and no course of dealing between Loan Parties and Administrative Agent shall operate as a waiver of any such right or remedy nor shall any single or partial exercise of any right or remedy under the Loan Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy under the Loan Agreement.  Administrative Agent expressly reserves all of its rights and remedies under the Loan Agreement.

(e)   Loan Parties agree, based on the occurrence of the Existing Defaults and as permitted under Section 2.14(d) of the Loan Agreement, on and after the Amendment No. 2 Effective Date interest on the Loans shall accrue at a default rate of two percent (2%) in excess of the applicable interest rate otherwise payable under the Loan Agreement for the applicable Loans (the “Default Rate”), and the Loan Parties agree to the payment of interest on the Loans at the Default Rate.

3.   Amendment to Loan Agreement.  Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Loan Agreement is hereby amended as follows:

(a)   Section 1.01 of the Loan Agreement is hereby amended by inserting the following defined term in its appropriate alphabetical order:

“Amendment No. 2 Effective Date” shall mean April 23, 2015.

(b)   Section 1.01 of the Loan Agreement is hereby further amended by amending and restating clause (a)(iii)(B) of the defined term “Eligible Accounts” in its entirety as follows:

“(B) owing from Nordstrom’s and its Affiliates to such Borrowers do not exceed (x) for the period beginning on the Amendment No. 2 Effective Date and ending on June 30, 2015, fifty-five percent (55%) of the aggregate Eligible Accounts and (y) at any time after June 30, 2015, forty-five percent (45%) of the aggregate Eligible Accounts”.

4.   Conditions of Effectiveness.  This Amendment shall become effective upon satisfaction of the following conditions precedent:  Administrative Agent shall have received a copy of this Amendment executed by each Lender, Borrowers and Guarantors.

5.   Representations and Warranties.  Each Borrower hereby represents and warrants as follows:

(a)   This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrowers and are enforceable against Borrowers in accordance with their respective terms.

(b)   [Intentionally Omitted].

(c)   Upon the effectiveness of this Amendment, each Borrower hereby certifies that, subject to the Existing Defaults and all other existing Defaults and Events of Default under the Loan Agreement substantially, if not all, of which have resulted from or relate to the Existing Defaults with respect to financial covenants under either the Loan Agreement or the Term Loan Agreement, the representations and warranties made in the Loan Agreement are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date.

6.   Effect on the Loan Agreement.

(a)   Upon the effectiveness of Section 3 hereof, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the respective Agreement as amended hereby.

(b)   Except as specifically amended herein, the Loan Agreement and all other Loan Documents shall remain in full force and effect, and are hereby ratified and confirmed.

7.   Governing Law.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

8.   Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

9.   Release.  In consideration of the agreements of Administrative Agent and Lenders contained herein and the making of Loans by or on behalf of Administrative Agent and Lenders to Borrowers pursuant to the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party on behalf of itself and its successors, assigns, and other legal representatives, hereby, jointly and severally, absolutely, unconditionally and irrevocably releases, remises and forever discharges Administrative Agent and each Lender, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives and their respective successors and assigns (Administrative Agent, each Lender and all such other parties being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, whether liquidated or unliquidated, matured or unmatured, asserted or unasserted, fixed or contingent, foreseen or unforeseen and anticipated or unanticipated, which such Loan Party, or any of its successors, assigns, or other legal representatives and its successors and assigns may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, in relation to, or in any way in connection with the Loan Agreement, as amended and supplemented through the Amendment No. 2 Effective Date, this Amendment and the other Loan Documents.

10.   Counterparts; Facsimile.  This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.  Any signature delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

THE CIT GROUP/COMMERCIAL
SERVICES, INC., as Administrative Agent

By:	/s/ Kulwant Kaur
Name:	Kulwant Kaur
Title:	VP

CATHAY BANK, as a Lender

By:	/s/ Humberto Campos
Name:	Humberto Campos
Title:	Vice President

CITY NATIONAL BANK, as a Lender

By:	/s/ Brent Phillips
Name:	Brent Phillips
Title:	Senior Vice President

JOE’S JEANS INC.

By:	/s/ Samuel J. Furrow
Name:	Samuel J. Furrow
Title:	Interim CEO and Chairman of the Board of Directors

JOE’S JEANS SUBSIDIARY, INC.

By:	/s/ Samuel J. Furrow
Name:	Samuel J. Furrow
Title:	Interim CEO and Chairman of the Board of Directors

Signature Page to Amendment No. 2

HUDSON CLOTHING, LLC

By:	/s/ Peter Kim
Name:	Peter Kim
Title:	CEO

HUDSON CLOTHING HOLDINGS, INC.

By:	/s/ Peter Kim
Name:	Peter Kim
Title:	CEO

JOE’S JEANS RETAIL SUBSIDIARY INC.

By:	/s/ Samuel J. Furrow
Name:	Samuel J. Furrow
Title:	Interim CEO and Chairman of the Board of Directors

INNOVO WEST SALES INC.

By:	/s/ Samuel J. Furrow
Name:	Samuel J. Furrow
Title:	Interim CEO and Chairman of the Board of Directors

HC ACQUISITION HOLDINGS, INC.

By:	/s/ Peter Kim
Name:	Peter Kim
Title:	CEO

Signature Page to Amendment No. 2